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                                                                EXHIBIT 3(b)
                                  REGULATIONS
                                       OF
                              CLEVELAND-CLIFFS INC

(These Regulations were adopted by the sole shareholder by unanimous written action pursuant to Section 1701.54 of the Ohio Revised Code on February 25, 1985.)

                                   ARTICLE I

                             SHAREHOLDERS' MEETINGS
    SECTION 1. ANNUAL MEETING

    The annual meeting of shareholders shall be held at 3:00 o'clock p.m., on the fourth Wednesday in April in each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, or, if in any particular year the date and time so determined for the annual meeting shall not be acceptable to a majority of the Directors, then such annual meeting shall be held on such other date and time during such year as shall be fixed and approved by a majority of the Directors, for the election of Directors and the consideration of reports to be laid before such meeting. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. When the annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose.

    SECTION 2. SPECIAL MEETINGS

    Special meetings of shareholders may be called by the Chairman or the President or a Vice President, or by the Directors by action at a meeting, or by three or more of the Director acting without a meeting, or by the person or persons who hold not less than twenty-five percent of all shares outstanding and entitled to be voted on any proposal to be subjected at said meeting.

    Upon request in writing delivered either in person or by registered mail to the president or Secretary by any person or persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given, to the shareholders entitled thereto, notice of a meeting to be held not less than twenty nor more than sixty days after the receipt of such request, as such officer shall fix. If such notice is not given within twenty days after the delivery or mailing of such request, the person or persons calling the meeting may fix the time of meeting and give, or cause to be given, notice in the manner hereinafter provided.

    SECTION 3. PLACE OF MEETINGS

    Any meeting of shareholders may be held either at the principal office of the Company or at such other place within or without the State of Ohio as may be designated in the notice of said meeting.

    SECTION 4. NOTICE OF MEETINGS

    Not more than sixty days nor less than twenty days before the date fixed for a meeting of shareholders, whether annual or special, written notice of the time, place and purposes of such meeting shall be given by or at the direction of the Chairman, the President, a Vice President, the Secretary or an Assistant Secretary. Such notice shall be given either by personal delivery or by mail to each shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the shareholders at their respective addresses as they appear on the records of the
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Company, and notice shall be deemed to have been given on the day so mailed.
Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

    SECTION 5. SHAREHOLDERS ENTITLED TO NOTICE AND TO VOTE

    If the record date shall not be fixed pursuant to statutory authority, the record date for the determination of the shareholders who are entitled to notice of a Meeting of shareholders shall be the close of business on the date next preceding the day on which such notice is given and the record date for the determination of shareholders who are entitled to vote at such a meeting of shareholders shall be the close of business on the date next preceding the day on which the meeting is held.

    SECTION 6. QUORUM

    To constitute a quorum at any meeting of shareholders, there shall be present in person or by proxy shareholders of record entitled to exercise not less than a majority of the voting power of the Company in respect of any one of the purposes for which the meeting is called.

    The shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time.

                                   ARTICLE II
                                   DIRECTORS

    SECTION 1. ELECTION, NUMBER AND TERM OF OFFICE

    The Directors shall be elected at the annual meeting of shareholders, or if not so elected. at a special meeting of shareholders called for that purpose, and each Director shall hold office until the date fixed by these Regulations for the next succeeding annual meeting of shareholders and until his successor is elected, or until his earlier resignation, removal from office, or death. At any meeting of shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election.

    The number of Directors, which shall not be less than three, may be fixed or changed at a meeting of the shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. In case the shareholders at any meeting for the election of Directors shall fail to fix the number of Directors to be elected, the number elected shall be deemed to be the number of Directors so fixed.

    The number of Directors fixed as hereinabove in this Section provided may also be increased or decreased by the Directors at a meeting or by action without a meeting, and the number of Directors as so changed shall be the number of Directors until further changed in accordance with this Section; provided, that no such decrease in the number of Directors shall result in the removal of any incumbent Director or in the reduction of the term of any incumbent Director. Any decrease in the number of Directors to less than the number of Directors then in office shall become effective as the resignation, removal from office, death or expiration of the term of any incumbent Director occurs. In the event that the Directors increase the number of Directors, the Directors who are in office may fill any vacancy created thereby.

    SECTION 2. QUORUM

    A majority of the number of Directors then in office shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend.
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    SECTION 3. COMMITTEES

    The Directors may from time to time create a committee or committees of Directors to act in the intervals between meetings of the Directors and may delegate to such committee or committees any of the authority of the Directors other than that of filling vacancies among the Directors or in any committee of the Directors. No committee shall consist of less than three Directors. The Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

    Unless otherwise ordered by the Directors, a majority of the members of any committee appointed by the Directors pursuant to this Section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Directors, and shall keep a written record of all action taken by it.

                                  ARTICLE III

                                    OFFICERS

    SECTION 1. OFFICERS

    The Company may have a Chairman and shall have a President (both of whom shall be Directors), a Secretary and a Treasurer. The Company may also have one or more Vice Presidents and such other officers and assistant officers as the Directors may deem necessary. All of the officers and assistant officers shall be elected by the Directors.

    SECTION 2. AUTHORITY AND DUTIES OF OFFICERS

    The officers of the Company shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Directors regardless of whether such authority and duties are customarily incident to such office.

                                   ARTICLE IV

                         INDEMNIFICATION AND INSURANCE

    SECTION 1. INDEMNIFICATION

    The Company shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that the Company shall indemnify any such agent (as opposed to any director, officer or employee) of the Company to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, the Articles of Incorporation or any agreement, vote of shareholders or of disinterested Directors or otherwise, both as to action in official capacities and as to action in another capacity while he is a Director, officer, employee or agent, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.
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    SECTION 2. INSURANCE

    The Company may, to the full extent then permitted by law and authorized by the Directors, purchase and maintain insurance on behalf of any persons described in Section 1 of this Article IV against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability.

                                   ARTICLE V

                                 MISCELLANEOUS

    SECTION 1. TRANSFER AND REGISTRATION OF CERTIFICATES

    The Directors shall have authority to make or adopt such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

    SECTION 2. SUBSTITUTED CERTIFICATES

    Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact and, if required by the Directors, shall give the Company and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Directors or to the President or a Vice President and the Secretary or the Treasurer, and, if required by the Directors or such officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

    SECTION 3. CORPORATE SEAL

    The seal of the Company shall be circular in form with the name of the Company stamped around the margin and the words "Corporate Seal" stamped across the center.

    SECTION 4. AMENDMENTS

    These Regulations may be amended by the affirmative vote of the share holders of record entitled to exercise a majority of the voting power on such proposal.